Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated October 19, 2010, relating to the statement of assets and liabilities of Cohen & Steers Select Preferred and Income Fund, Inc., as of October 6, 2010, which appears in such Registration Statement. We also consent to the reference to us under the heading “Counsel and Independent Registered Public Accounting Firm” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

November 17, 2010